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     As filed with the Securities and Exchange Commission on June 9, 2000.
                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                    CARDIODYNAMICS INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

                                   CALIFORNIA
         (State or other jurisdiction of incorporation or organization)

                                   95-3533362
                      (I.R.S. Employer Identification No.)

                        6175 NANCY RIDGE DRIVE, SUITE 300
                           SAN DIEGO, CALIFORNIA 92121
                    (Address of Principal Executive Offices)

                            NONSTATUTORY STOCK OPTION
                            (Full title of the plan)

                    MICHAEL K. PERRY, CHIEF EXECUTIVE OFFICER
                    CARDIODYNAMICS INTERNATIONAL CORPORATION
                             6175 NANCY RIDGE DRIVE
                               SAN DIEGO, CA 92101
                                 (858) 535-0202
 (Name, address and telephone number, including area code, of agent for service)

                                    copy to:

                                 David R. Snyder
                          Pillsbury Madison & Sutro LLP
                          101 West Broadway, Suite 1800
                           San Diego, California 92101
                                 (619) 234-5000


                        CALCULATION OF REGISTRATION FEE


  Title of         Amount     Proposed Maximum      Proposed         Amount of
Securities To      To Be       Offering Price    Maximum Aggregate  Registration
Be Registered    Registered     per Share(1)     Offering Price(1)      Fee


Common Stock   250,000 shares      5.50             $1,375,000        $363.00


(1) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices as reported on the Nasdaq SmallCap Market on May 26, 2000.

                                -----------------
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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     ITEM 1:   PLAN INFORMATION*

     ITEM 2:   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

          * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3:   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents, which have been filed by the Registrant with the Securities and Exchange Commission (the "SEC"), are incorporated by reference herein:

          (a) The Registrant's Annual Report on Form 10-KSB (File No. 0-11868) for the fiscal year ended November 30, 1999;

          (b) The Registrant's Quarterly Report on Form 10-QSB (File No. 0-11868) for the quarter ended February 29, 2000.

     Until such time that a post-effective amendment to this Registration Statement has been filed which indicates that all securities issued hereby have been sold or which deregisters all securities remaining unsold at the time of such amendment, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     ITEM 4:   DESCRIPTION OF SECURITIES

               Not  applicable.

     ITEM 5:   INTERESTS OF NAMED EXPERTS AND COUNSEL

               Not  applicable.

     ITEM 6:   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     California Corporations Code Section 317 ("Section 317") is the governing statute concerning indemnification of officers and directors and, in effect, provides that a director or officer may be indemnified against expenses, fines, judgments, settlements, and other amounts actually and reasonably incurred by him or her in connection with suits and proceedings brought or threatened to be brought against him or her by reason of his or her position, if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Registrant and, in the case of criminal proceedings, had no reasonable cause to believe that his or her conduct was unlawful.

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     With respect to a suit by or on behalf of the Registrant, a director or officer may be indemnified against expenses actually and reasonably incurred by him or her if he or she acted in good faith in a manner he or she reasonably believed to be in the best interests of the Registrant. No indemnification shall be made of amounts paid in connection with the defense or settlement of a threatened or pending suit as to matters which such director or officer shall have been adjudged liable to the Registrant, unless and only to the extent that the court, upon application, determines that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and then only to the extent that the court shall determine. No indemnification shall be made of amounts paid in connection with a settling or otherwise disposing of a pending action or defending a pending action which is settled or is otherwise disposed of without court approval. To the extent that a director or officer has been successful on the merits or otherwise in the suit or any claim therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her. The indemnification provided by Section 317 is not exclusive of any other rights to which such director or officer seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, with respect to action in his or her official capacity and with respect to action in another capacity while holding such office.

     ITEM 7:   EXEMPTION FROM REGISTRATION CLAIMED

               Not  applicable.

     ITEM 8:   EXHIBITS

               See  Exhibit Index.

     ITEM 9:   UNDERTAKINGS

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statements (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

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               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by
     Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized in the City of San Diego, State of California on June 9, 2000.

                                        CardioDynamics International Corporation

                                        By: /s/ Michael K. Perry
                                            -----------------------
                                            Michael K. Perry
                                            Chief Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael K. Perry and Stephen P. Loomis and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-facts and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


      Signature                           Title                         Date

/s/ Michael K. Perry               Chief Executive Officer,         June 9, 2000
----------------------------        and Principal Executive
Michael K. Perry                    Officer


/s/ Stephen P. Loomis              Vice President, Finance,         June 9, 2000
----------------------------        Chief Financial Officer
Stephen P. Loomis                   (Principal Financial and
                                    Accounting Officer)

/s/ Cam L. Garner                  Director                         June 9, 2000
----------------------------
Cam L. Garner


/s/ James C. Gilstrap              Director                         June 9, 2000
----------------------------
James C. Gilstrap


/s/ Richard O. Martin, Ph.D.       Director                         June 9, 2000
----------------------------
Richard O. Martin, Ph.D.


/s/ Allen E. Paulson               Director                         June 9, 2000
----------------------------
Allen E. Paulson


/s/ Connie R. Curran, RN           Director                         June 9, 2000
----------------------------
Connie R. Curran, RN

                                      -5-
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                                  EXHIBIT INDEX


Exhibit Number   Description
--------------   -----------

 5.1             Opinion of Pillsbury, Madison & Sutro LLP.

10.1 Nonstatutory Stock Option Agreement (incorporated by reference to the Registrant's Quarterly Report on Form 10-QSB for the period ended August 31, 1995).

10.2 Amendment to Compensation and Employment Agreement, dated April 5, 1998, between the Company and Richard Otto (incorporated by reference to the Registrant's Quarterly Report on Form 10-QSB for the period ended May 31, 1998).

23.1             Consent of KPMG LLP, Independent Auditors.

23.2             Consent of Pillsbury Madison & Sutro LLP (included in
                 Exhibit 5.1)


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